Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the use of our report dated January 5, 2006, except for Note 3, paragraph 5, as to which the date is April 17, 2006, included in the Registration Statement (Form N-2 Nos. 333-124980 and 811-21767) and related Statement of Additional Information of Alternative Investment Partners Absolute Return Fund.

ERNST & YOUNG LLP

New York, New York

April 21, 2006